EXHIBIT 99.1

GREENHOUSE HOLDINGS, INC. ANNOUNCES ACQUISITION CLOSE OF LIFE PROTECTION, INC.

Sep. 9, 2010 (GlobeNewswire) --

SAN DIEGO, Sept. 9, 2010 (GLOBE NEWSWIRE) -- GreenHouse Holdings, Inc. (OTCBB:GRHU), ("GreenHouse"), a San Diego, California based integrated energy solutions provider and developer of eco-friendly infrastructure, today announced it has closed on its previously announced acquisition of Life Protection, Inc. (LPI) located in North Carolina. LPI provides innovative training, support, design and construction of facilities and services to meet the needs of the U.S. government, military, and law enforcement agencies.

The acquisition is expected to be accretive to 2010 earnings and to provide GreenHouse with an estimated revenue contribution in excess of $2 million for 2010. LPI, and its parent company, LPI-R.O.A.D.House LLC, have generated approximately $4 million in unaudited, consolidated revenue in the first half of 2010. As previously announced, GreenHouse will issue 1,118,750 shares of common stock to acquire LPI.

The agreement is expected to yield significant cross selling/cross marketing opportunities for both GreenHouse and LPI. The addition of GreenHouse's water desalinization, sanitation, food production, renewable energy and fuel production products are expected to fit seamlessly into LPI's existing portfolio to sell to United States government contractors, providing the military a one-stop shop for their training needs.

Emissary Capital Group, LLC is serving as GreenHouse's advisor on the transaction with Tarter Krinsky & Drogin LLP acting as GreenHouse's legal counsel.

News releases and other information on the Company are available at www.GreenHouseintl.com.

About GreenHouse Holdings, Inc.

GreenHouse Holdings, Inc. is a San Diego, California based integrator of some of the world's most innovative environmental, public safety, infrastructure technologies. GreenHouse provides systems that are financially sound and sustainable to residential, commercial, industrial and government markets around the globe. GreenHouse provides energy-efficiency products, energy management systems, eco-friendly infrastructure, scalable waste-to-fuel bio-fuel and closed loop systems, as well as other proprietary technologies and products that are utilized to provide a greener and safer future for millions of people. Other flagship products and solutions include the Green Village, R.A.P.S., and One Link. For more information, please visit: www.greenhouseintl.com or the GreenHouse YouTube channel at http://www.youtube.com/greenhouseintl or follow GreenHouse on Twitter @greenhouseintl.

The GreenHouse Holdings, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7975

About Life Protection, Inc.

Life Protection is a multifaceted enterprise that provides innovative solutions and services to meet the needs of military, government and law enforcement. Its management team is a cohesive group of experienced professionals who are recognized experts in live training support, design and construction of live fire ranges and facilities, and development and fabrication of training support systems. Life Protection is committed to continued growth in its capabilities and providing the most cost effective products and services to its valued customers.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to GreenHouse Holdings, Inc.'s (the "Company") future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include: the risk that the acquisition of LPI may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the Company's and LPI's businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the timing of receipt of, and the Company's performance on, new orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, and changes in prevailing economic and political conditions.

Safe Harbor Statement

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by GreenHouse Holdings, Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.

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